Exhibit (h)(89)

FORM OF AMENDED SCHEDULE A

THIS SCHEDULE A, amended and restated as of                         , 2006, is the Schedule A to that certain Regulatory Administration Services Agreement dated as of June 1, 2003 between PFPC Inc. and The RBB Fund, Inc.

List of Portfolios

Money Market Portfolio

Baker 500 Growth Fund

Bogle Investment Management Small Cap Growth Fund

Robeco Boston Partners Large Cap Value Fund

Robeco Boston Partners Mid Cap Value Fund

Robeco Boston Partners All-Cap Fund

Robeco Boston Partners Small Cap Value Fund II (formerly the Micro Cap Value Fund)

Robeco Boston Partners Long/Short Equity Fund (formerly the Market Neutral Fund)

Robeco WPG Core Bond Fund

Robeco WPG Large Cap Growth Fund

Robeco WPG Tudor Fund

n/i Growth Fund

n/i Mid Cap Fund (formerly the n/i Growth & Value Fund)

n/i Emerging Growth Fund (formerly the n/i Micro Cap Fund)

n/i Small Cap Value Fund

Schneider Small Cap Value Fund

Schneider Value Fund

Institutional Liquidity Fund for Credit Unions

Liquidity Fund for Credit Union Members

Senbanc Fund

Bear Stearns CUFS MLP Mortgage Portfolio

Bear Stearns Enhanced Yield Fund

Marvin & Palmer Large Cap Growth Fund

PFPC INC.

By:

Name:

Title:

THE RBB FUND, INC.

By:

Name:

Title: